Exhibit (d)(2)

FORm of

AMENDMENT #1

INVESTMENT ADVISORY AGREEMENT

ARK ETF Trust

AMENDMENT made this ____ day of _____________, 2015 to the Investment Advisory Agreement dated June 30, 2014 between ARK Investment Management LLC, a Delaware limited liability company (“Adviser”), and ARK ETF Trust, a Delaware statutory trust (“Trust”), on behalf of each series of the Trust (“Agreement”).

WHEREAS, on October 20, 2015, the Board of Trustees of the Trust ratified and approved the creation of two new series of the Trust, the ARK 3D Printing ETF and the ARK Israeli Innovation ETF, and approved the fees payable by each such Fund to the Adviser for investment advisory services under the Agreement; and

WHEREAS, the Trust desires to add these two new series to the Agreement under the same terms and conditions of the Agreement and the Adviser has agreed to add such series to the Agreement; and

WHEREAS, the Trust and the Adviser desire to amend Exhibit A to the Agreement to reflect these changes.

NOW THEREFORE, in consideration of the promises and covenants contained herein, the Trust and the Adviser agree to amend the Agreement as follows:

1.	Exhibit A of the Agreement is hereby replaced with the attached Exhibit A effective as of _____________________.

2.	All other terms and conditions of the Agreement not modified in this Amendment shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

ARK ETF TRUST

By:
Name:	Jane A. Kanter
Title:	President

ARK INVESTMENT MANAGEMENT LLC

By:
Name:	Catherine D. Wood
Title:	Chief Executive Officer

EXHIBIT A

To Investment Advisory Agreement

Between ARK ETF Trust and ARK Investment Management LLC

As of ____________________

FUNDS	ANNUAL ADVISORY FEE
(as a % of average daily net assets)

ARK Innovation ETF	0.60%
ARK Industrial Innovation ETF	0.60%
ARK Genomic Revolution Multi-Sector ETF	0.60%
ARK Web x.0 ETF	0.60%
ARK 3D Printing ETF	[ ]%
ARK Israeli Innovation ETF	[ ]%